EXHIBIT 16.1

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.             2600 Maitland Center Parkway
Certified Public Accountants                                        Suite 330
                                                     Maitland, Florida  32751
                                                      Telephone: 407 875-2760
                                                            Fax: 407 875-2762


April 25, 2000


Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for MegaMedia Networks, Inc. and, under the date of March 20, 2000, we reported on the consolidated financial statements of MegaMedia Networks, Inc. and subsidiaries as of and for the period ended December 31, 1999. On April 20, 2000, our appointment as principal accountants was terminated. We have read MegaMedia Networks, Inc. statements included under item 4 of its Form 8-K dated April 20, 2000, and we agree with such statements.

Very truly yours,

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.

/s/ Tom R. Tschopp

Tom R. Tschopp

TRT/ja